                                                                     Exhibit 5.1


                        [MAYER, BROWN & PLATT LETTERHEAD]

                                  July 27, 1999


ABN AMRO Mortgage Corporation
181 West Madison Street, Suite 3250
Chicago, Illinois 60602-4510

Ladies and Gentlemen:

         We have acted as special counsel to ABN AMRO Mortgage Corporation (the "Company") in connection with the issuance of Mortgage Pass-Through Certificates, Series 1999-5 (the "Certificates"), evidencing undivided interests in a trust fund consisting primarily of certain mortgage loans, pursuant to the Pooling and Servicing Agreement, dated as of July 1, 1999 (the "Pooling and Servicing Agreement"), among the Company as depositor, LaSalle Home Mortgage Corporation, as servicer (the "Servicer"), and Chase Bank of Texas, National Association as trustee (the "Trustee"). The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333- 57027) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Pass-Through Certificates (issuable in series), including the Certificates, which registration statement was declared effective on July 26, 1999. The Company has filed with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the "1933 Act Regulations") a supplement, dated July 26, 1999 (the "Prospectus Supplement"), to the prospectus, dated July 26, 1999 (the "Basic Prospectus"), relating to the Certificates and the method of distribution thereof. Such registration statement (No. 333-57027) including exhibits thereto and any information incorporated therein by reference is hereinafter called the "Registration Statement"; the Basic Prospectus and the Prospectus Supplement and any information incorporated therein by reference, together with any amendment thereof or supplement thereto authorized by the Company, are hereinafter called the "Prospectus."

         We have examined the Registration Statement, the Pooling and Servicing Agreement, the Prospectus and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. Additionally, our advice has formed the basis for the description of the selected Federal income tax consequences of the purchase, ownership and disposition of the Certificates to an original purchaser that appears under the heading "Certain Federal Income Tax Consequences" in the Prospectus (the "Tax Description"). Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

         In rendering the opinions set forth below, we have relied without independent investigation on the opinion letters of Kirk Flores, counsel to the Company, Thomas Rosiello, counsel to the Servicer, Thomas Godfrey, counsel to the Trustee and Charles Waters, Jr., counsel to the Trustee, copies of which are annexed hereto as Schedules 1, 2, 3 and 4, respectively.

         The opinion set forth in paragraph 2 of this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the caption "Certain Federal Income Tax Consequences" in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

         On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

         1. The Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by the Depositor, the Servicer and the Trustee, and the Certificates have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, and the Certificates are legally and validly issued, fully paid and nonassessable, and the holders of such Certificates are entitled to the benefits of such Pooling and Servicing Agreement.

         2. The statements in the Prospectus under the headings "ERISA Considerations" and "Certain Federal Income Tax Consequences" and the statements in the applicable Prospectus Supplement under the headings "Certain Federal Income Tax Consequences" and "ERISA Considerations", to the extent that they describe matters of United States federal income tax law or ERISA or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are accurate in all material respects. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

                                                          Very truly yours,


                                                          MAYER, BROWN & PLATT


DAC/TS/DM

                                   SCHEDULE 1
                                   ----------

ABN-AMRO                                            KIRK P. FLORES
                                                    Counsel

                                                    ABN AMRO NORTH AMERICA, INC.
                                                    135 South LaSalle Street
                                                    Chicago, Illinois 60674-9135
                                                    (312) 904-2014


July 27, 1999

Mayer, Brown & Platt
190 South LaSalle Street
Chicago, Illinois 60603-3441

Re:  ABN AMRO Mortgage Corporation, Depositor, Multi-Class
     Mortgage Pass-Through Certificates, Series 1999-5

Ladies and Gentlemen:

I am Counsel of ABN AMRO North America, Inc., an affiliate of ABN AMRO Mortgage Corporation (the "Company"), and as such, I am familiar with the action taken by the Company in connection with (i) that certain Underwriting Agreement (the "Underwriting Agreement") dated as of December 22, 1998 by and among the Company, Standard Federal Bancorporation, Inc. ("Standard Federal"), Bear, Stearns & Co. Inc. ("Bear Stearns") and ABN AMRO, Incorporated ("AAI"), (ii) that certain Terms Agreement (the "Terms Agreement") dated as of July 26, 1999 by and among the Company, Standard Federal, Bear Stearns and AAI, (iii) that certain Purchase Agreement (the "Purchase Agreement") dated as of July 27, 1999 by and among the Company, Standard Federal, and Bear Stearns, (iv) the other documents referred to below. Terms used herein without definition shall have the meanings given such terms in the Underwriting Agreement or the Purchase Agreement, as the context requires.

My involvement in the above-referenced transaction has been for the limited purpose of rendering the opinions set forth herein. I have assumed that the parties to

Mayer, Brown & Platt
July 27, 1999
Page 2


documents requiring execution and delivery, other than the Company, have the power to enter into and perform all of their respective obligations thereunder, and I have also assumed the due authorization by, and the due execution and delivery of, such documents by each such party. When used in this opinion, the term "to my knowledge" means that I have not made any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court files or indices) with respect to the statements qualified thereby, but I have no actual knowledge of any facts or circumstances that would make such statements inaccurate, incomplete or untrue.

Based upon the foregoing and my examination of such other matters of fact and law as I deem appropriate to the opinions expressed herein, I am of the opinion that:

1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The execution and delivery by the Company of the Underwriting Agreement, the Terms Agreement, the Purchase Agreement and applicable Pooling and Servicing Agreement and the signing of the Registration Statement (as defined in the Underwriting Agreement) by the Company are within the corporate power of the Company and have been duly authorized by all necessary corporate action on the part of the Company.

3. To my knowledge, neither the issue and sale of the Certificates (as defined in the Underwriting Agreement) or the Purchased Certificates (as defined in the Purchase Agreement) nor the consummation of the transactions contemplated herein or therein nor the fulfillment of the terms hereof or thereof will conflict with or constitute a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, or other instrument to which the Company is a party or by which it may be bound of which I am aware, other than the lien or liens created by the applicable Pooling and Servicing Agreement, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or, any federal banking statute, rule or regulation to which the Company is subject or by which it is bound or any writ, injunction or decree of any court, governmental authority or regulatory body to which it is subject or by which it is bound of which I am aware.

Mayer, Brown & Platt
July 27, 1999
Page 3


4. To my knowledge, other than as may be set forth or contemplated in the Prospectus, there is no action, suit or proceeding of which I am aware before or by any court or governmental agency or body, domestic or foreign, now pending or, to the best of my knowledge, threatened against the Company which might result in any material adverse change in the financial condition, earnings, affairs or business of the Company, or which might materially and adversely affect the properties or assets thereof or might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, the Certificates, the Purchased Certificates, the Underwriting Agreement, the Purchase Agreement or the Pooling and Servicing Agreement, or which is required to be disclosed in the Registration Statement (as defined in the Underwriting Agreement).

I am a member of the bar of the State of Illinois and, with the exception of the opinions expressed in paragraph 1 (as to which I have relied on certificates issued by the Secretary of State of Delaware), do not express any opinion with respect to the laws of any jurisdiction other than the State of Illinois and the Federal Law of the United States of America. Nothing herein expresses any opinion with respect to state and federal securities laws, including the Securities Act of 1933 or the Illinois Securities Law of 1953.

You are hereby authorized to furnish copies of this opinion to Bear Stearns and ABN AMRO Incorporated, which shall be entitled to rely on said opinion as if the same were addressed to them. This opinion is solely for your benefit and that of Bear Stearns and ABN AMRO Incorporated, and may not be relied upon, nor may copies be delivered to, any other person without the written consent of the undersigned.

Sincerely,



/s/Kirk P. Flores
Kirk P. Flores


KPF:mc

                                   SCHEDULE 2
                                   ----------

ABN-AMRO North America, Inc.                        THOMAS A. ROSIELLO
                                                    Senior Counsel

                                                    135 South LaSalle Street
                                                    Chicago, Illinois 60603
July 27, 1999                                       (312) 904-2707


Bear, Stearns & Co. Inc.                            ABN AMRO Incorporated
245 Park Avenue                                     208 South LaSalle Street
New York, New York 10167                            Chicago, IL 60602


Re:      ABN AMRO Mortgage Corporation, Depositor, Multi-Class
         Mortgage Pass-Through Certificates, Series 1999-5

Ladies and Gentlemen:

I am Senior Counsel of ABN AMRO North America, Inc., an affiliate of LaSalle Home Mortgage Corporation (the "Servicer"), and as such, I have acted as counsel to the Servicer in connection with that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of July 1, 1999 by and among the Servicer, ABN AMRO Mortgage Corporation and Chase Bank of Texas, National Association. Terms used herein without definition shall have the meanings given such terms in the Pooling and Servicing Agreement.

I have examined executed counterparts of the Pooling and Servicing Agreement and such other documents, opinions and certificates as I have deemed necessary or appropriate to render this opinion. In making such examination of documents, I have assumed that the parties to documents requiring execution and delivery, other than the Servicer, have the power to enter into and perform all of their respective obligations thereunder, and I have also assumed the due authorization by, and the due execution and delivery of, such documents by each such party.

Based upon the foregoing and my examination of such other matters of fact and law as I deem appropriate to the opinions expressed herein, I am of the opinion that:

1. The Servicer is validly existing as a corporation in good standing under the laws of the State of Illinois.

Bear, Stearns & Co. Inc.
ABN AMRO Incorporated
July 27, 1999
Page 2


2. The execution and delivery by the Servicer of the Pooling and Servicing Agreement is within the corporate power of the Servicer and have been duly authorized by all necessary corporate action on the part of the Servicer; and, to my knowledge, neither the execution and delivery of the Pooling and Servicing Agreement nor the consummation of the transactions contemplated therein, nor compliance with the provisions thereof, will conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, loan agreement, note, lease, deed of trust, or other instrument to which the Servicer is a party or by which it may be bound of which I am aware, nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Servicer or, any law, administrative regulation or administrative or court decree of which I am aware.

3. The Pooling and Servicing Agreement has been duly executed and delivered by the Servicer and constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except that such enforceability thereof may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, or the rights of federally chartered thrift institutions and their subsidiaries, and subject, as to enforceability, to general principles of equity (regardless whether enforcement is sought in a proceeding in equity or at law).

4. To my knowledge, the execution, delivery and performance by the Servicer of the Pooling and Servicing Agreement do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any federal, state or other governmental agency or authority which has not previously been effected.

5. There is no action, suit or proceeding of which I am aware before or by any court or governmental agency or body, domestic or foreign, now pending or, to the best of my knowledge, threatened against the Servicer which might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement.

6. The description of the Servicer in the applicable Prospectus Supplement is true and correct in all material respects.

Bear, Stearns & Co. Inc.
ABN AMRO Incorporated
July 27, 1999
Page 3



I am a member of the bar of the State of Illinois and do not express any opinion with respect to the laws of any jurisdiction other than the State of Illinois and the Federal Law of the United States of America. Nothing herein expresses any opinion with respect to state and federal securities laws, including the Securities Act of 1933 or the Illinois Securities Law of 1953. This opinion is solely for your benefit and may not be relied upon, nor may copies be delivered to, any other person without the written consent of the undersigned.

Sincerely,


/s/Thomas A. Rosiello
Thomas A. Rosiello


TAR:amm

                                   SCHEDULE 3
                                   ----------

THE CHASE MANHATTAN BANK                              THOMAS F. GODFREY
270 Park Avenue, 41st Floor                           Vice President and
New York, NY 10017-2070                               Assistant General
                                                      Counsel
Tel 212-270-6949                                      Legal Department


                                                      July 27, 1999


ABN AMRO Incorporated
ABN AMRO Mortgage Corporation
181 West Madison, 32nd Floor
Chicago, Illinois 60602

Bear, Stearns & Co., Inc.
245 Park Avenue
New York, New York 10167

Fitch IBCA, Inc.
One State Street Plaza, 32nd Floor
New York, NY 10004

LaSalle Home Mortgage Corporation
4242 North Harlem Avenue
Norridge, Illinois 60634

Standard & Poor's Corporation
55 Water Street
New York, New York 10014


                        Re: ABN AMRO Mortgage Corporation
                Mortgage Pass-Through Certificates, Series 1999-5
                              (the "Certificates")


Ladies and Gentlemen:

         I am a Vice President and Assistant General Counsel of The Chase Manhattan Bank ("Chase") and, as such, have reviewed the Pooling and Servicing Agreement

ABN AMRO Mortgage Corporation et al.                                      Page 2


dated as of July 1, 1999 (the "Agreement") among ABN AMRO Mortgage Corporation, LaSalle Home Mortgage Corporation, and Chase Bank of Texas, National Association, an affiliate of Chase, as trustee (the "Trustee").

         In rendering this opinion, I have also reviewed such corporate records, agreements, certificates, opinions and other documents, and such provisions of law, as I have deemed relevant and appropriate as a basis for the opinions hereinafter expressed. In such review I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to the original documents of all documents submitted to me as copies. In making my examination of any documents, I have assumed that all parties to such documents other than the Trustee had the corporate power and authority to enter into and to perform all obligations thereunder, and as to such parties, I have also assumed the due authorization by all requisite corporate action and the due execution and delivery of such documents and the validity and binding effect thereof. I have relied as to matters of fact upon statements of officers of the Trustee and others without any independent investigation or verification thereof.

         Based on the foregoing review, and subject to the qualifications expressed herein, I am of the opinion that the Agreement is a valid and legally binding obligation of the Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer, and similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         I am admitted to practice law only in the State of New York and the opinions expressed above are limited to the laws of the State of New York.

         This opinion letter is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond such matters. I am furnishing this opinion to you solely for your benefit in connection with the Agreement, and no other person is entitled to rely hereon. This opinion may not be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent.

                                                   Very truly yours,



                                                   /s/ Thomas F. Godfrey

                                                   Thomas F. Godfrey
                                                   Vice President and
                                                   Assistant General Counsel

                                   SCHEDULE 4
                                   ----------

                             CHARLES H. WATERS, JR.
                                 Attorney at Law

                                   Chase Tower
                          600 Travis Street, Suite 1150
                                Houston, TX 77002


Mailing Address:                                       Telephone: (713) 216-8507
P.O. Box 4717                                         Telecopier: (713) 216-5476
Houston, TX 77210-4717                          E-mail: charles.waters@chase.com


                                  July 27, 1999


To the Addressees Listed on Exhibit A hereto.


                        Re: ABN AMRO Mortgage Corporation
          Multi-Class Mortgage Pass-Through Certificates, Series 1999-5
                       (the "Series 1999-5 Certificates")


Ladies and Gentlemen:

         I have acted as counsel to Chase Bank of Texas, National Association, a national banking association, in its capacity as trustee (the "Trustee"), in connection with the issuance of the referenced Series 1999-5 Certificates, issued pursuant to a Pooling and Servicing Agreement dated as of July 1, 1999 (the "Agreement"), by and among ABN AMRO Mortgage Corporation, as Depositor, LaSalle Home Mortgage Corporation, as Servicer, and the Trustee. In connection therewith, I have reviewed the Agreement, the articles of association, bylaws and resolutions of the Board of Directors of the Trustee, and such other documents as I have deemed necessary or advisable as a basis for the opinions herein expressed.

         In my examination, I have assumed the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, the authenticity of the originals of such latter documents, and the accuracy of the statements contained in such documents.

         Based upon the foregoing and subject to the qualifications set out herein, under applicable law of the State of Texas and the United States of America in force and effect as of the date hereof, I am of the opinion that:

ABN AMRO Mortgage Corporation, et al.
July 27, 1999
Page 2


         1. The Trustee is duly organized, validly existing and in good standing as a national banking association having the powers of a trust company, with full corporate and other power and authority to conduct its business and affairs as a trustee. Effective January 20, 1998, the name of the Trustee was changed from Texas Commerce Bank National Association to Chase Bank of Texas, National Association.

         2. The Trustee has duly accepted the office of trustee under the Agreement.

         3. The Trustee has full right, power and authority to execute and deliver the Agreement as trustee, to perform its obligations thereunder and to consummate all of the transactions contemplated by the Agreement.

         4. The Trustee has duly authorized, executed and delivered the Agreement.

         5. The execution and delivery of the Agreement by the Trustee, and its performance of and compliance with the terms of the Agreement, will not violate the Trustee's charter or bylaws and will not constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which the Trustee is a party or which is applicable to any of its assets.

         6. The Trustee is not in violation of, and its execution and delivery of the Agreement and its performance of and compliance with the terms thereof, will not conflict with or constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation would materially and adversely affect either the ability of the Trustee to perform its obligations under the Agreement or the financial condition of the Trustee.

         7. No litigation is pending or, to the best knowledge of the undersigned, threatened against the Trustee which would prohibit the Trustee from entering into the Agreement or which would materially and adversely affect either the ability of the Trustee to perform its obligations under the Agreement or the financial condition of the Trustee.

         8. No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body having jurisdiction over the

ABN AMRO Mortgage Corporation, et al.
July 27, 1999
Page 3


Trustee is required for the execution, delivery or performance by the Trustee of its obligations under the Agreement.

         9. The Series 1999-5 Certificates have been duly and validly executed, authenticated and delivered by the Trustee in accordance with the Agreement.

         I express no opinion with respect to the applicability or effect of any state or federal securities laws or of any federal, state or local tax laws. I am a member of the Texas Bar only and express no opinion on the laws of any jurisdiction other than the State of Texas and, to the extent applicable, the United States of America.

                                                   Very truly yours,

                                                   /s/ Charles H. Waters, Jr.
                                                   Charles H. Waters, Jr.

                        Re: ABN AMRO Mortgage Corporation
                Mortgage Pass-Through Certificates, Series 1999-5

                 EXHIBIT A TO OPINION OF CHARLES H. WATERS, JR.

ABN AMRO Mortgage Corporation          Chase Bank of Texas, National
181 West Madison, 32nd Floor             Association, as Trustee
Chicago, Illinois 60602                600 Travis Street, 10th Floor
                                       Houston, Texas 77002

LaSalle Home Mortgage Corporation      Mayer, Brown & Platt
4242 North Harlem Avenue               190 South LaSalle Street
Norridge, Illinois 60634               Chicago, Illinois 60603

Standard & Poor's, a                   Bear, Stearns & Co. Inc.
Division of The McGraw-Hill            245 Park Avenue
Companies, Inc.                        New York, New York 10167
55 Water Street
New York, New York 10014               ABN AMRO Incorporated
                                       181 West Madison, 32nd Floor
Fitch IBCA Inc.                        Chicago, Illinois 60602
One State Street Plaza, 32nd Floor
New York, New York 10004

Thacher Proffitt & Wood
2 World Trade Center, 40th Floor
New York, New York 10048